Exhibit 99.1

For further information, contact:       Don Pearson
Vice President & Chief Financial Officer
847.851.1500

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS SECOND QUARTER RESULTS

HOFFMAN ESTATES, IL, July 27, 2012— For the second quarter of 2012, AMCOL International Corporation (NYSE:ACO) generated diluted earnings per share attributable to its shareholders from continuing operations of $0.65 per share versus $0.42 per share in the prior year’s quarter.

Net sales increased 6.1% to $257.5 million for the 2012 second quarter as compared to $242.8 million for the 2011 period.  Excluding the effects of foreign currency exchange rate fluctuations, revenues would have increased 9.1%.  Gross profit increased 19.5% while gross margin increased 320 basis points to 28.8%.  Selling, general and administrative expenses increased 7.4% to $43.3 million.  Operating profit increased 41.7% with operating profit margins increasing by 300 basis points to 12.0%.  Our effective tax rate for the 2012 quarter was 28.3%.

“Our second quarter results demonstrate that we are executing on our profitable growth strategy despite a volatile, global economy.  The strength of AMCOL’s diverse portfolio of products and services was demonstrated by strong segment performance in both Minerals & Materials and Oilfield Services while our Environmental segment continues to see weakened demand,” said AMCOL President and CEO Ryan McKendrick.

“Minerals & Materials increased revenues 11% with operating profit increasing significantly. Increased sales of metalcasting products and drilling fluid products were the primary growth drivers,”   McKendrick continued.

“Our Environmental segment had another difficult quarter.  Over forty-three percent of the segment’s sales are in Europe, where sharp declines in overall construction activity are affecting both the lining and building materials markets.  In addition, we are seeing continued softness in the domestic market for lining products.  However, our domestic building materials and drilling products within the segment continue to perform well,” McKendrick added.

McKendrick continued, “Our Oilfield Services’ domestic activities, including coiled tubing, filtration, well testing, and nitrogen, all delivered another quarter of revenue growth. Our strategy to further develop services in international locations where we have an established presence is paying off as revenue from these locations, such as Brazil and Malaysia, almost doubled and now account for 25% of segment sales.”

AMCOL International Corporation
Q2 2012 Earnings Release
July 27, 2012

“Our outlook remains largely positive.  Our strategy of standardizing business processes to support growth while broadening our technology portfolio and continuing to develop a global footprint in emerging markets is on track,” he concluded.

STATEMENT OF OPERATIONS HIGHLIGHTS:

The statement of operations highlights are supported by the quarterly segment results schedules included in this press release. The following comments relate to our results for the current quarter as compared to the same quarter in the prior year, unless otherwise noted.

Net sales: Net sales increased $14.7 million or 6.1%.

Minerals & Materials:  Increased volumes accounted for the increase in net sales as price increases were partially offset by unfavorable fluctuations in foreign currency exchange rates, principally the Turkish lira and South African rand.  Metalcasting and drilling product sales to the oil and gas market increased significantly due to increased demand.

Environmental:  Approximately 39% of the $13.5 million decrease in sales resulted from unfavorable foreign currency exchange rate movements, almost entirely in our European subsidiaries.  The majority of the remaining decrease occurred in our European subsidiaries as a result of our decision to reduce our involvement in contracting services.  Domestically, our lining product sales have decreased due to lower market demand; these reductions have overshadowed increased sales of our drilling products.

Oilfield Services:   This segment has experienced strong growth due to an increase in both demand and our service capacity from recent acquisitions of equipment.  Our domestic operations generated 58% of the increase in sales, the majority of which occurred in our coil tubing and nitrogen product lines.  Internationally, nearly all of our operations experienced significant growth.

Transportation:  Revenues decreased due primarily to lower shipment volumes.  Driver availability has decreased given competition for their services in other markets, including the oil and gas shale regions near the Dakotas.  Decreased fuel surcharges comprised 23% of the decrease in sales.

Gross profit:  The increase in gross profits, $12.1 million or 19.5%, significantly exceeded the rate at which sales increased.  Gross margin increased 320 basis points to 28.8%.

Minerals & Materials: Increased volumes accounted for two thirds of the increase in gross profit.

AMCOL International Corporation
Q2 2012 Earnings Release
July 27, 2012

Environmental:  Although gross profits decreased due to the decrease in sales, gross margins increased slightly for several reasons.  First, our sales are more concentrated in higher margin building materials products, especially considering the decrease in contracting revenues in Europe.  In addition, our international operations experienced slight increases in their gross margins due to price increases.  Both of these increases were somewhat offset by lower margins in our domestic subsidiary that resulted from lower volumes, reflective of the decrease in lining product sales.

Oilfield Services:  Increased sales and gross margins contributed to the growth in gross profits; gross margins improved 600 basis points.  The increases occurred in both our foreign and domestic businesses.  Domestically, our coil tubing and nitrogen services increased their margins significantly due to increased operating leverage.  Our international operations are improving due to new management put in place in 2011 and greater economies of scale.

Selling, general and administrative expenses (SG&A): Excluding $1.0 million of favorable, one-time income related items in our Environmental segment in the second quarter, SG&A expenses increased $4.0 million, or 9.9%.  On a combined basis, our Minerals & Materials and Oilfield Services segments’ SG&A expenses increased $4.3 million, and most of this relates to increased employee headcounts, compensation and benefit expenses.  Approximately $0.8 million of the $2.0 million reduction in SG&A expenses in our Environmental segment resulted from favorable foreign currency exchange rate fluctuations, mostly in Europe; the remaining reduction relates primarily to the gains recorded as a result of favorable settlements on certain lawsuits.

Other, net:  Other, net expenses increased $1.1 million due to losses on foreign currency transactions.  The losses in 2012 relate largely to fluctuations in exchange rates between the USD and Malaysian ringgit, pound sterling, and South African rand as well as between the euro and Polish zloty.

Income tax expense:  Income tax expense increased due to increased income.  Our effective tax rate decreased 200 basis points due to differences in the distribution of income across our businesses worldwide.  The effective tax rate for the 2012 quarter was 28.3%.

FINANCIAL POSITION AND CASH FLOW HIGHLIGHTS:

The paragraphs in this section discuss our comparison of our balance sheet as of June 30, 2012 to that as of December 31, 2011.  We also make comparisons between cash flows for the six months ended June 30, 2012 as compared to the six months ended June 30, 2011.

AMCOL International Corporation
Q2 2012 Earnings Release
July 27, 2012

Cash flow generated from operating activities increased largely due to improved performance of non-cash working capital, greater net income, and $6.1 million of increased non-cash charges.  Approximately $3.1 million of these non-cash charges result from increased bad debt expenses relating to litigation matters in our Oilfield Services and Environmental segments.  We also paid down $9.7 million of long-term debt during the period.  Long-term debt as a percentage of total capitalization decreased 230 basis points to 37.1%.

Capital expenditures were $32.2 million as compared to $24.8 million in the prior year period.  Expenditures associated with our start-up chromite operations were $4.5 million and $2.8 million in 2012 and 2011, respectively.  In the current year, the majority of our capital spending occurred in our Oilfield Services and Minerals & Materials segments.

Dividends for 2012 remained constant at $0.18 per share for the quarter.

This release should be read in conjunction with the attached unaudited, condensed, consolidated financial statements.  It contains certain forward-looking statements regarding AMCOL’s expected performance for future periods and actual results for such periods might materially differ.  Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL’s various markets, utilization of AMCOL’s plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL’s annual report and other reports filed with the Securities and Exchange Commission.  AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL’s expectations.

AMCOL International, headquartered in Hoffman Estates, IL, develops and markets a wide range of mineral and technology based products and services for use in various industrial, environmental and consumer applications.  AMCOL is the parent company of American Colloid Company, CETCO (Colloid Environmental Technologies Company), CETCO Oilfield Services Company and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc.  AMCOL’s common stock is traded on the New York Stock Exchange under the symbol ACO.  AMCOL’s web address is www.amcol.com.  AMCOL’s quarterly quarter conference call will be available live today at 11 a.m. ET on the AMCOL website via webcast or by dialing 1-877-240-9772.

Financial tables follow.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In millions, except per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Continuing Operations
Net sales	$493.3	$460.6	$257.5	$242.8
Cost of sales	354.0	340.8	183.3	180.7
Gross profit	139.3	119.8	74.2	62.1
Selling, general, and administrative expenses	86.9	79.4	43.3	40.3
Operating profit	52.4	40.4	30.9	21.8
Other income (expense):
Interest expense, net	(5.4)	(5.5)	(2.7)	(2.8)
Other, net	(2.7)	0.1	(0.6)	0.5
	(8.1)	(5.4)	(3.3)	(2.3)
Income before income taxes and income (loss) from affiliates and joint ventures	44.3	35.0	27.6	19.5
Income tax expense	12.6	10.2	7.8	5.9
Income before income (loss) from affiliates and joint ventures	31.7	24.8	19.8	13.6

Income (loss) from affiliates and joint ventures	2.0	1.0	0.8	(0.1)

Net income (loss) from continuing operations	33.7	25.8	20.6	13.5

Discontinued Operations
Income (loss) on discontinued operations	(0.2)	0.1	-	0.2

Net income (loss)	33.5	25.9	20.6	13.7

Net income (loss) attributable to noncontrolling interests	(0.4)	-	(0.5)	-

Net income (loss) attributable to AMCOL shareholders	$33.9	$25.9	$21.1	$13.7

Weighted average common shares outstanding	32.0	31.6	32.0	31.7

Weighted average common and common equivalent shares outstanding	32.3	32.1	32.3	32.2

Earnings per share attributable to AMCOL shareholders

Basic earnings (loss) per share:
Continuing operations	$1.07	$0.82	$0.66	$0.42
Discontinued operations	(0.01)	-	-	0.01
Net income	$1.06	$0.82	$0.66	$0.43

Diluted earnings (loss) per share:
Continuing operations	$1.06	$0.81	$0.65	$0.42
Discontinued operations	(0.01)	-	-	0.01
Net income	$1.05	$0.81	$0.65	$0.43

Dividends declared per share	$0.36	$0.36	$0.18	$0.18

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

ASSETS	June 30,	December 31,
	2012	2011
	(unaudited)	*
Current assets:
Cash and equivalents	$16.8	$23.7
Accounts receivable, net	217.8	206.8
Inventories	148.3	146.6
Prepaid expenses	19.2	15.7
Deferred income taxes	4.2	5.9
Income tax receivable	11.0	6.9
Other	3.9	6.7
Total current assets	421.2	412.3

Noncurrent assets:
Property, plant, equipment, mineral rights and reserves:
Land	13.9	13.9
Mineral rights	49.9	41.9
Depreciable assets	507.5	482.3
	571.3	538.1
Less: accumulated depreciation and depletion	291.4	275.5
	279.9	262.6

Goodwill	69.4	69.5
Intangible assets, net	35.8	36.6
Investments in and advances to affiliates and joint ventures	26.6	26.4
Available-for-sale securities	3.0	3.8
Deferred income taxes	9.0	7.8
Other assets	26.5	23.7
Total noncurrent assets	450.2	430.4
Total Assets	$871.4	$842.7

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$50.3	$56.4
Accrued income taxes	10.2	2.7
Accrued liabilities	58.3	59.0
Total current liabilities	118.8	118.1

Noncurrent liabilities:
Long-term debt	251.0	260.7
Pension liabilities	35.1	34.8
Deferred compensation	9.0	8.9
Other long-term liabilities	32.5	20.0
Total noncurrent liabilities	327.6	324.4

Shareholders' Equity:
Common stock	0.3	0.3
Additional paid in capital	99.3	94.5
Retained earnings	342.0	319.5
Accumulated other comprehensive income	(19.1)	(14.9)
Less: Treasury stock	(1.3)	(3.4)
Total AMCOL shareholders' equity	421.2	396.0

Noncontrolling interest	3.8	4.2
Total equity	425.0	400.2

Total Liabilities and Shareholders' Equity	$871.4	$842.7

* Condensed from audited financial statements.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

	Six Months Ended
	June 30,
	2012	2011
Cash flow from operating activities:
Net income	$33.5	$25.9
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation, depletion, and amortization	22.3	19.7
Other non-cash charges	9.0	3.0
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in current assets	(25.4)	(57.5)
Decrease (increase) in noncurrent assets	(2.4)	(0.8)
Increase (decrease) in current liabilities	1.0	22.1
Increase (decrease) in noncurrent liabilities	1.4	1.5
Net cash provided by (used in) operating activities	39.4	13.9

Cash flow from investing activities:
Capital expenditures	(32.2)	(24.8)
Investments in and advances to affiliates and joint ventures	0.1	(1.3)
Proceeds from sale of interest in joint ventures	0.6	-
Other	1.6	1.7
Net cash (used in) investing activities	(29.9)	(24.4)
Cash flow from financing activities:
Net change in outstanding debt	(9.6)	4.5
Proceeds from exercise of stock awards	4.0	6.6
Dividends	(11.4)	(11.3)
Excess tax benefits from stock-based compensation	0.1	0.6
Net cash provided by (used in) financing activities	(16.9)	0.4
Effect of foreign currency rate changes on cash	0.5	0.7
Net increase (decrease) in cash and cash equivalents	(6.9)	(9.4)
Cash and cash equivalents at beginning of period	23.7	27.3
Cash and cash equivalents at end of period	$16.8	$17.9

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
QUARTER-TO-DATE

Minerals and Materials	Three Months Ended June 30,
	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$131.1	100.0%	$118.3	100.0%	$12.8	10.8%
Cost of sales	96.1	73.3%	92.1	77.9%	4.0	4.3%
Gross profit	35.0	26.7%	26.2	22.1%	8.8	33.6%
Selling, general and
administrative expenses	13.0	9.9%	11.9	10.1%	1.1	9.2%
Operating profit	22.0	16.8%	14.3	12.0%	7.7	53.8%

	Three Months Ended June 30,
Environmental	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$61.3	100.0%	$74.8	100.0%	$(13.5)	-18.0%
Cost of sales	42.5	69.3%	52.1	69.7%	(9.6)	-18.4%
Gross profit	18.8	30.7%	22.7	30.3%	(3.9)	-17.2%
Selling, general and
administrative expenses	12.4	20.2%	14.4	19.3%	(2.0)	-13.9%
Operating profit	6.4	10.5%	8.3	11.0%	(1.9)	-22.9%

	Three Months Ended June 30,
Oilfield Services	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$61.2	100.0%	$44.8	100.0%	$16.4	36.6%
Cost of sales	42.0	68.6%	33.4	74.6%	8.6	25.7%
Gross profit	19.2	31.4%	11.4	25.4%	7.8	68.4%
Selling, general and
administrative expenses	11.2	18.3%	8.0	17.9%	3.2	40.0%
Operating profit	8.0	13.1%	3.4	7.5%	4.6	135.3%

	Three Months Ended June 30,
Transportation	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$11.7	100.0%	$14.8	100.0%	$(3.1)	-20.9%
Cost of sales	10.5	89.7%	13.1	88.5%	(2.6)	-19.8%
Gross profit	1.2	10.3%	1.7	11.5%	(0.5)	-29.4%
Selling, general and
administrative expenses	0.9	7.7%	1.0	6.8%	(0.1)	-10.0%
Operating profit	0.3	2.6%	0.7	4.7%	(0.4)	-57.1%

	Three Months Ended June 30,
Corporate	2012	2011	2012 vs. 2011
	(Dollars in Millions)

Intersegment shipping sales	$(7.8)	$(9.9)	$2.1
Intersegment shipping costs	(7.8)	(10.0)	2.2
Gross profit (loss)	-	0.1	(0.1)
Selling, general and
administrative expenses	5.8	5.0	0.8	16.0%
Operating loss	(5.8)	(4.9)	(0.9)	18.4%

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
YEAR-TO-DATE

Minerals and Materials	Six Months Ended June 30,
	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$256.6	100.0%	$234.2	100.0%	$22.4	9.6%
Cost of sales	188.0	73.3%	179.9	76.8%	8.1	4.5%
Gross profit	68.6	26.7%	54.3	23.2%	14.3	26.3%
Selling, general and
administrative expenses	25.0	9.7%	23.9	10.2%	1.1	4.6%
Operating profit	43.6	17.0%	30.4	13.0%	13.2	43.4%

	Six Months Ended June 30,
Environmental	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$112.4	100.0%	$126.5	100.0%	$(14.1)	-11.1%
Cost of sales	78.7	70.0%	87.8	69.4%	(9.1)	-10.4%
Gross profit	33.7	30.0%	38.7	30.6%	(5.0)	-12.9%
Selling, general and
administrative expenses	26.4	23.5%	28.0	22.1%	(1.6)	-5.7%
Operating profit	7.3	6.5%	10.7	8.5%	(3.4)	-31.8%

	Six Months Ended June 30,
Oilfield Services	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$116.5	100.0%	$89.5	100.0%	$27.0	30.2%
Cost of sales	81.9	70.3%	65.4	73.1%	16.5	25.2%
Gross profit	34.6	29.7%	24.1	26.9%	10.5	43.6%
Selling, general and
administrative expenses	21.8	18.7%	15.8	17.7%	6.0	38.0%
Operating profit	12.8	11.0%	8.3	9.2%	4.5	54.2%

	Six Months Ended June 30,
Transportation	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$22.8	100.0%	$27.5	100.0%	$(4.7)	-17.1%
Cost of sales	20.4	89.5%	24.4	88.7%	(4.0)	-16.4%
Gross profit	2.4	10.5%	3.1	11.3%	(0.7)	-22.6%
Selling, general and
administrative expenses	1.9	8.3%	1.9	6.9%	-	0.0%
Operating profit	0.5	2.2%	1.2	4.4%	(0.7)	-58.3%

	Six Months Ended June 30,
Corporate	2012	2011	2012 vs. 2011
	(Dollars in Millions)

Intersegment sales	$(15.0)	$(17.1)	$2.1
Intersegment cost of sales	(15.0)	(16.7)	1.7
Gross profit (loss)	-	(0.4)	0.4
Selling, general and
administrative expenses	11.8	9.8	2.0	20.4%
Operating loss	(11.8)	(10.2)	(1.6)	15.7%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
QUARTER-TO-DATE

Composition of Sales by Geographic Region	Three Months Ended June 30, 2012
	Americas	EMEA	Asia Pacific	Total

Minerals & Materials	32.0%	8.1%	10.1%	50.2%
Environmental	11.3%	9.9%	2.5%	23.7%
Oilfield Services	19.4%	1.6%	2.8%	23.8%
Transportation & intersegment shipping	2.3%	0.0%	0.0%	2.3%
Total - current year's period	65.0%	19.6%	15.4%	100.0%
Total from prior year's comparable period	61.0%	24.8%	14.2%	100.0%

	Three Months Ended June 30, 2012
	vs.
Percentage of Revenue Growth by Component	Three Months Ended June 30, 2011
	Base Business	Acquisitions	Foreign Exchange	Total

Minerals & Materials	6.0%	0.0%	-0.7%	5.3%
Environmental	-3.4%	0.0%	-2.2%	-5.6%
Oilfield Services	6.9%	0.0%	-0.1%	6.8%
Transportation & intersegment shipping	-0.5%	0.0%	0.1%	-0.4%
Total	9.0%	0.0%	-2.9%	6.1%
% of growth	151.6%	0.0%	-51.6%	100.0%

	Three Months Ended June 30,
Minerals and Materials Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Metalcasting	$71.0	$63.6	11.6%
Specialty materials	26.2	25.8	1.6%
Basic minerals	17.5	12.6	38.9%
Pet products	13.9	13.0	6.9%
Other product lines	2.5	3.3	-24.2%
Total	131.1	118.3	10.8%

	Three Months Ended June 30,
Environmental Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Lining technologies	$27.5	$33.3	-17.4%
Building materials	19.1	21.7	-12.0%
Drilling products	10.5	8.7	20.7%
Contracting services	4.2	11.1	-62.2%
Total	61.3	74.8	-18.0%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
YEAR-TO-DATE

Composition of Sales by Geographic Region	Six Months Ended June 30, 2012
	Americas	EMEA	Asia Pacific	Total

Minerals and materials	32.4%	8.4%	10.5%	51.3%
Environmental	11.5%	8.9%	2.2%	22.6%
Oilfield services	19.8%	1.4%	2.5%	23.7%
Transportation & intersegment shipping	2.4%	0.0%	0.0%	2.4%
Total - current year's period	66.1%	18.7%	15.2%	100.0%
Total from prior year's comparable period	62.5%	23.7%	13.8%	100.0%

	Six Months Ended June 30, 2012
	vs.
Percentage of Revenue Growth by Component	Six Months Ended June 30, 2011
	Organic	Acquisitions	Foreign Exchange	Total

Minerals and materials	5.4%	0.0%	-0.5%	4.9%
Environmental	-1.7%	0.0%	-1.4%	-3.1%
Oilfield services	6.0%	0.0%	-0.1%	5.9%
Transportation & intersegment shipping	-0.6%	0.0%	0.0%	-0.6%
Total	9.1%	0.0%	-2.0%	7.1%
% of growth	129.1%	0.0%	-29.1%	100.0%

	Six Months Ended June 30,
Minerals and Materials Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Metalcasting	$133.9	$121.1	10.6%
Specialty materials	53.0	53.2	-0.4%
Basic minerals	37.0	26.8	38.1%
Pet products	28.3	28.1	0.7%
Other product lines	4.4	5.0	-12.0%
Total	256.6	234.2	9.6%

	Six Months Ended June 30,
Environmental Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Lining technologies	$46.8	$54.9	-14.8%
Building materials	37.9	39.2	-3.3%
Drilling products	19.1	14.7	29.9%
Contracting services	8.6	17.7	-51.4%
Total	112.4	126.5	-11.1%